UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 2, 2007
Date of Report (Date of earliest event reported)
PepsiCo, Inc.
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road, Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-99.1: PRESS RELEASE

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Attached as Exhibit 99.1 and incorporated by reference into this Item 5.02 is a copy of the press release issued by PepsiCo, Inc. (the “Company”), dated November 5, 2007. Among the changes described in the press release is the appointment of Massimo Fasanella d’Amore, 51, to the role of Chief Executive Officer of PepsiCo Americas Beverages. Mr. d’Amore was formerly Executive Vice President, Commercial for PepsiCo International, a position he assumed in November 2005. Prior to that, he served as President, Latin America Region for PepsiCo Beverages International from February 2002 until November 2005 and as the Company’s Senior Vice President of Corporate Strategy and Development from August 2000 until February 2002. Mr. d’Amore began his career with the Company in 1995 as Vice President, Marketing for Pepsi-Cola International and was promoted to Senior Vice President and Chief Marketing Officer of Pepsi-Cola International in 1998. Before joining the Company, he was with Procter & Gamble for 15 years in various international operations, marketing and general management positions.
(b) The Company also announced today that Dawn E. Hudson is stepping down from her position as President and Chief Executive Officer of Pepsi-Cola North America and PepsiCo Foodservice effective immediately.
Item 8.01 Other Events.
Attached as Exhibit 99.1 and incorporated by reference into this item 8.01 is a copy of the press release issued by the Company, dated November 5, 2007.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     99.1    Press Release issued by PepsiCo, Inc., dated November 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2007	PepsiCo, Inc.

	By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by PepsiCo, Inc., dated November 5, 2007.